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                                                                  EXHIBIT (a)(9)

                                     FORM OF


                     AMENDMENT NO. 5 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

         THIS AMENDMENT NO. 5 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998 (the "Trust Instrument"), as amended, reflects resolutions adopted by the Board of Trustees on August 20, 2002, with respect to ING European Equity Fund, ING Tax Efficient Equity Fund, ING Global Technology Fund and ING Global Real Estate Fund, each a series of the Trust (the "Funds"), acting pursuant to Section 2.6 and Section
11.4 of the Trust Instrument of the Trust. The resolutions serve to abolish the Funds, and the establishment and designation thereof, there being no shares of such series outstanding at the time of their abolition.
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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

      I, Kimberly A. Anderson, Secretary of ING Funds Trust (the "Trust"), do

hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on August 20, 2002, with regard to the dissolution of four series of the Trust:

      WHEREAS, a Plan of Liquidation and Dissolution of Series (the "Plan") setting forth the terms and conditions of the proposed liquidation of ING European Equity Fund (the "Fund"), a series of the Trust, has been approved at this meeting by the Board of Trustees (the "Board"); and

      WHEREAS, the Plan provides for the liquidation of all assets of the Fund; and

      WHEREAS, ING Investments, LLC has determined that it does not intend to offer shares of the Fund in the future; and

      WHEREAS, the Board is authorized by Section 11.4 of the Trust Instrument to dissolve any series of the Trust, upon approval of a majority of the Board; and

      WHEREAS, the Board believes that it would be in the interests of the Fund and shareholders of the Fund to terminate the series.

      NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the dissolution of ING European Equity Fund; and

      FURTHER RESOLVED, that management of the Trust be, and hereby are, authorized to take any and all actions necessary to reflect the dissolution of the series, including without limitation amending the Trust's Registration Statement, as filed with the U.S. Securities and Exchange Commission, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware or other state authorities, and amending and restating any contracts of the Trust to remove any references to the series.

      WHEREAS, the Trust currently consists of twelve series - ING Global Technology Fund, ING Global Real Estate Fund, ING GNMA Income Fund, ING High Yield Bond Fund, ING High Yield Opportunity Fund, ING Intermediate Bond Fund, ING National Tax-Exempt Bond Fund, ING Tax Efficient Equity Fund, ING Lexington Money Market Fund, ING Money Market Fund, ING Classic Money Market Fund and ING Strategic Income Fund; and
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      WHEREAS, the Board of Trustees (the "Board") approved at the December 17,
      2001 telephonic meeting of the Board that ING Tax Efficient Equity Fund be reorganized as a new series of ING Equity Trust, pursuant to an Agreement and Plan of Reorganization (the "Reorganization"); and

      WHEREAS, the Board approved at the December 17, 2001 telephonic meeting of the Board that ING Global Technology Fund and ING Global Real Estate Fund be reorganized as new series of ING Mutual Funds, pursuant to the Reorganization; and

      WHEREAS, the Board has approved the establishment and designation of the new series of ING Equity Trust and ING Mutual Funds contemplated by the Reorganization; and

      WHEREAS, the Board is authorized under Section 11.4 of the Trust Instrument to dissolve any series of the Trust, upon approval of a majority of the Trustees; and

      WHEREAS, the Board believes that it would be in the best interests of the Trust and shareholders of the Trust to terminate ING Tax Efficient Equity Fund, ING Global Technology Fund and ING Global Real Estate Fund as series of the Trust.

      NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves the dissolution of ING Tax Efficient Equity Fund, ING Global Technology Fund and ING Global Real Estate Fund, each a series of the Trust; and

      FURTHER RESOLVED, that management of the Trust be, and it hereby is, authorized to take any and all actions necessary to reflect the dissolution of the series, including, but not limited to, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware, amending the Trust's Registration Statement, as filed with the U.S. Securities and Exchange Commission, and amending and restating any contracts of the Trust to remove any references to the series.



                                            ------------------------------------
                                            Kimberly A. Anderson
                                            Secretary


Dated:                 , 2002
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